UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2008

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 9, 2008, David R. Bethune accepted an Employment Letter (the “Employment Letter”) from Zila, Inc. (the “Company”). The Employment Letter replaces the Offer Letter dated August 14, 2007, which was terminated. Mr. Bethune has been a member of the Board since 2005 and was previously appointed Chairman of the Board on May 21, 2007 and interim Chief Executive Officer on March 31, 2008.
     Under the Employment Letter, which is effective until the earlier of Mr. Bethune’s departure from the Company’s Board of Directors or October 31, 2009, Mr. Bethune’s base salary increased to $350,000 per year, less applicable withholdings, to be paid in accordance with the Company’s regular payroll practices. However, Mr. Bethune has elected to defer receipt of the pay increase at this time. Until paid, such amount will be accrued by the Company.
     In addition, Mr. Bethune will be eligible for a performance bonus of up to fifty percent (50%) of this base salary, based on the financial performance of the Company. Mr. Bethune is also entitled to a grant of 300,000 shares of restricted stock, with 150,000 shares vesting on the date of grant and the restrictions on the remainder lapsing monthly over the next 18 months.
     The Employment Letter also contains other customary provisions, including provisions related to severance payments following a change in control and termination without cause. A copy of the Employment Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and its contents are incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Employment Letter, accepted May 9, 2008, by and between Zila, Inc. and David R. Bethune

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2008.

ZILA, INC.

/s/ Gary V. Klinefelter
By:	Gary V. Klinefelter
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Employment Letter, accepted May 9, 2008, by and between Zila, Inc. and David R. Bethune